Exhibit 5.1

October 30, 2014

Trimble Navigation Limited

935 Stewart Drive

Sunnyvale, California, 94085

Re: Trimble Navigation Limited, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Trimble Navigation Limited, a California corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of: (i) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued in one or more series under the indenture, dated as of October 30, 2014, between the Company and U.S. Bank National Association, as trustee (the “Indenture”), incorporated by reference as an exhibit to the Registration Statement; and (ii) such indeterminate amount of Senior Debt Securities, as may be issued upon redemption, repurchase, exchange or exercise of any Senior Debt Securities, including such Senior Debt Securities as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, the “Indeterminate Securities”). The Senior Debt Securities and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement relating to the Offered Securities;

(ii) the Restated Articles of Incorporation of the Company, as amended, as certified by the Secretary of the Company (the “Articles of Incorporation”);

(iii) the Bylaws of the Company (amended and restated through May 8, 2014), as currently in effect, as certified by the Secretary of the Company (the “Bylaws”); and

(iv) the Indenture, to be filed as Exhibit 4.2 to the Registration Statement.

Trimble Navigation Limited

October 30, 2014

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the Indenture and any supplemental indenture thereto have been or will be duly authorized, executed and delivered by the Trustee and in substantially the form reviewed by us, and that any Senior Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, and that each will be governed by the laws of the State of New York.

In addition, we have assumed that the terms of the Offered Securities of the Company will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under the Indenture and any supplemental indenture thereto and the Offered Securities of the Company, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to (i) California corporate law and (ii) the laws of the State of New York that, in our experience, are normally applicable to securities of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to any non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Trimble Navigation Limited

October 30, 2014

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

With respect to any series of Senior Debt Securities offered by the Company, including any Indeterminate Securities (the “Offered Senior Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the Indenture has been qualified under the Trust Indenture Act of 1933, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to any Offered Senior Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Senior Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Senior Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Senior Debt Securities have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Senior Debt Securities and related matters; (vi) the terms of the Offered Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Senior Debt Securities so as not to violate any applicable law, the Articles of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Senior Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Senior Debt Securities (including any Senior Debt Securities duly issued upon redemption, repurchase, exchange or exercise of any Senior Debt Securities), when issued and sold in accordance with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Statements and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture, any supplemental indenture or Offered Senior Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Senior Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment

Trimble Navigation Limited

October 30, 2014

denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP